Exhibit 99.3

Target Audience: Registered Holders

Subject: Vote your shares on Monogram’s Acquisition by Zimmer Biomet

Dear Stockholder,

As a stockholder, you have the opportunity to vote on an important proposal. If approved, Zimmer Biomet will be able to acquire Monogram. The special meeting to approve the acquisition is scheduled for September 30, 2025.

YOUR VOTE IS IMPORTANT!

How to Vote:

•	You’ll receive an email from Equity Stock Transfer (noreply@equitystock.com). Click “Vote Now!” or go to monogram.vote and enter your Voting Control Code.

•	If you didn’t receive an email, go to monogram.vote and click “I Can’t Find My Voting Control Code.”

•	For assistance, contact proxy@equitystock.com or call 212-575-5757.

If you have any questions or need assistance voting, contact our proxy solicitor, Okapi Partners LLC, toll-free at +1 (888) 785-6673 or email info@okapipartners.com.

What You’re Voting On:

1.	Approve the Agreement and Plan of Merger, under which Zimmer Biomet will acquire Monogram.

2.	Approve the option to adjourn the meeting if more time is needed to collect votes.

You can review the full proxy statement, which includes the Background of the Merger, Reasons for the Merger, and other important details, on the SEC’s website here.

The Board of Directors recommends voting FOR both proposals.

Special Meeting:

Date: September 30, 2025 at 1:00 PM ET

Location: Online at https://bit.ly/monogramvote

Please take a moment to vote today. Every vote counts!

Thank you for your support,

Monogram Technologies Inc.

Important Information and Where to Find It

This communication relates to the proposed transaction involving Monogram Technologies Inc. (“Monogram”) and Zimmer Biomet Holdings, Inc. In connection with the proposed transaction, Monogram has filed with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Monogram may file with the SEC or send to its stockholders in connection with the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.